Exhibit 99.1

News Release

For immediate release

Investor Relations Contact:
Eric Boyer
+1 303 397 2969
eric.boyer@ihsmarkit.com

IHS Markit Reports First Quarter 2021 Results

LONDON (March 23, 2021) - IHS Markit (NYSE: INFO), a world leader in critical information, analytics and solutions, today reported results for the first quarter ended February 28, 2021.

•Revenue of $1.120 billion, with 3 percent total organic revenue growth

•Net income of $149 million and diluted earnings per share (EPS) of $0.37

•Adjusted EBITDA of $467 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.71

•Cash flow from operations of $245 million and free cash flow of $172 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2021 Financial Performance

	Three months ended February 28/29,		Change
(in millions, except percentages and per share data)	2021	2020	$	%
Revenue	$1,119.9	$1,080.8	$39.1	4%

Net income attributable to IHS Markit*	$149.3	$485.0	$(335.7)	(69)%
Adjusted EBITDA	$466.8	$431.6	$35.2	8%

GAAP EPS	$0.37	$1.20	$(0.83)	(69)%
Adjusted EPS	$0.71	$0.66	$0.05	8%

Cash flow from operations	$244.5	$119.5	$125.0	105%
Free cash flow	$171.9	$117.4	$54.5	46%

* Net income attributable to IHS Markit for the quarter ended February 29, 2020 includes an approximate $372 million gain on sale related to the A&D business line divestiture in December 2019.

“We are very pleased with our start to the year, with all of our segments performing at or above our expectations,” said Lance Uggla, chairman and chief executive officer at IHS Markit.

“As our end markets and business continue to recover, we now expect to deliver results in the upper half of our 2021 revenue, Adjusted EBITDA, and Adjusted EPS guidance ranges,” said Jonathan Gear, chief financial officer at IHS Markit.

First Quarter 2021 Revenue Performance

First quarter 2021 revenue increased 3 percent organically compared to the first quarter of 2020. The following table provides additional revenue information by transaction type.

	Three months ended February 28/29,		Percentage change
(in millions, except percentages)	2021	2020	Total	Organic
Recurring fixed	$825.6	$804.1	3%	2%
Recurring variable	172.9	146.8	18%	17%
Non-recurring	121.4	129.9	(7)%	(7)%
Total revenue	$1,119.9	$1,080.8	4%	3%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	First quarter 2021 vs. First quarter 2020
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total
Financial Services	10%	—%	1%	11%
Transportation	4%	—%	1%	5%
Resources	(10)%	—%	—%	(10)%
Consolidated Markets & Solutions	(1)%	(1)%	1%	(1)%
Total	3%	—%	1%	4%

First Quarter 2021 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•Financial Services. First quarter revenue for Financial Services increased $49 million, or 11 percent, to $485 million, and included 10 percent total organic growth. First quarter Adjusted EBITDA for Financial Services increased $28 million, or 13 percent, to $233 million.

•Transportation. First quarter revenue for Transportation increased $15 million, or 5 percent, to $312 million, and included 4 percent total organic growth. First quarter Adjusted EBITDA for Transportation increased $29 million, or 24 percent, to $147 million.

•Resources. First quarter revenue for Resources decreased $23 million, or 10 percent, to $203 million, and included a 10 percent decline in total organic growth. First quarter Adjusted EBITDA for Resources decreased $16 million, or 18 percent, to $74 million.

•Consolidated Markets & Solutions (CMS). First quarter revenue for CMS decreased $1 million, or 1 percent, to $121 million, with a 1 percent decline in total organic growth. First quarter Adjusted EBITDA for CMS decreased $3 million, or 11 percent to $26 million.

Outlook

IHS Markit will provide a fiscal year 2021 guidance update and supplemental information deck as part of its previously announced first quarter 2021 results conference call on March 23, 2021, at 8:00 a.m. ET. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

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Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and should not be considered in isolation from, or as a substitute for, financial measures calculated in accordance with GAAP. Definitions and reconciliations of the non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow, to the most directly comparable GAAP measures are provided within the schedules attached to IHS Markit’s quarterly earnings releases on the Investor Relations section of the company’s website. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We also believe that investors may find these non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP financial measures or disclosures. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to any other GAAP measure.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; anticipated levels of indebtedness, capital allocation, dividends, and share repurchases in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; our strategy for customer retention, growth, product development, market position, financial results, and reserves; the completion of the merger with S&P Global Inc. (“S&P Global”) on anticipated terms and timing, including unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger; the ability of S&P Global and IHS Markit to integrate the business successfully and to achieve anticipated synergies; potential litigation relating to the proposed transaction that could be instituted against S&P Global, IHS Markit or their respective directors; the risk that disruptions from the proposed transaction will harm S&P Global’s and IHS Markit’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; rating agency actions; potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect IHS Markit’s financial performance; and certain restrictions during the pendency of the merger that may impact IHS Markit’s ability to pursue certain business opportunities or strategic transactions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based only on information currently available to our management and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at investor.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (NYSE: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2021 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of February 28, 2021	As of November 30, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$172.0	$125.6
Accounts receivable, net	981.9	891.7
Deferred subscription costs	99.8	84.3
Assets held for sale	857.0	—
Other current assets	139.6	131.7
Total current assets	2,250.3	1,233.3
Non-current assets:
Property and equipment, net	673.8	724.8
Operating lease right-of-use assets, net	293.1	296.8
Intangible assets, net	3,456.9	3,846.1
Goodwill	9,715.0	9,908.7
Deferred income taxes	27.1	27.1
Other	253.4	98.4
Total non-current assets	14,419.3	14,901.9
Total assets	$16,669.6	$16,135.2
Liabilities and equity
Current liabilities:
Short-term debt	$478.1	$268.1
Accounts payable	31.0	48.2
Accrued compensation	95.9	206.1
Other accrued expenses	505.5	477.6
Income tax payable	39.0	29.1
Deferred revenue	1,049.8	886.2
Operating lease liabilities	62.0	63.5
Liabilities held for sale	99.8	—
Total current liabilities	2,361.1	1,978.8
Long-term debt, net	4,642.7	4,641.7
Deferred income taxes	492.6	543.4
Operating lease liabilities	293.0	297.7
Other liabilities	175.6	130.4
Commitments and contingencies
Redeemable noncontrolling interests	13.2	13.8
Shareholders' equity	8,691.4	8,529.4
Total liabilities and equity	$16,669.6	$16,135.2

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 28/29,
	2021	2020
Revenue	$1,119.9	$1,080.8
Operating expenses:
Cost of revenue	415.2	415.8
Selling, general and administrative	302.2	316.2
Depreciation and amortization	151.6	145.3
Restructuring and impairment charges	1.0	4.5
Acquisition-related costs	13.1	0.9
Other (income) expense, net	3.4	(372.8)
Total operating expenses	886.5	509.9
Operating income	233.4	570.9
Interest income	0.1	0.4
Interest expense	(55.5)	(61.2)
Net periodic pension and postretirement expense	—	(21.5)
Non-operating expense, net	(55.4)	(82.3)
Income from continuing operations before income taxes and equity in loss of equity method investees	178.0	488.6
(Provision) benefit for income taxes	(30.3)	(4.3)
Equity in income (loss) of equity method investees	1.0	(0.3)
Net income	148.7	484.0
Net loss attributable to noncontrolling interest	0.6	1.0
Net income attributable to IHS Markit Ltd.	$149.3	$485.0

Basic earnings per share attributable to IHS Markit Ltd.	$0.38	$1.23
Weighted average shares used in computing basic earnings per share	397.4	395.7

Diluted earnings per share attributable to IHS Markit Ltd.	$0.37	$1.20
Weighted average shares used in computing diluted earnings per share	400.8	404.1

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended February 28/29,
	2021	2020
Operating activities:
Net income	$148.7	$484.0
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	151.6	145.3
Stock-based compensation expense	65.8	82.6
Gain on sale of assets, net	(0.1)	(372.3)
Impairment of assets	1.3	—
Payments for acquisition-related performance compensation	—	(75.9)
Net periodic pension and postretirement expense	—	21.5
Undistributed earnings of affiliates, net	(1.0)	0.2
Pension and postretirement contributions	—	(8.2)
Deferred income taxes	7.3	15.1
Change in assets and liabilities:
Accounts receivable, net	(118.6)	(89.8)
Other current assets	(27.2)	(41.0)
Accounts payable	(11.8)	(21.5)
Accrued expenses	(139.1)	(142.0)
Income tax	11.7	(40.0)
Deferred revenue	163.2	151.8
Other assets and liabilities	(7.3)	9.7
Net cash provided by operating activities	244.5	119.5
Investing activities:
Capital expenditures on property and equipment	(72.6)	(78.0)
Acquisitions of businesses, net of cash acquired	(46.9)	—
Payments to acquire equity investments	(152.3)	(3.6)
Proceeds from sale of assets	—	466.2
Change in other assets	(2.8)	(0.1)
Settlements of forward contracts	10.8	2.5
Net cash (used in) provided by investing activities	(263.8)	387.0
Financing activities:
Proceeds from borrowings	260.0	293.8
Repayment of borrowings	(50.0)	(209.1)
Contingent consideration payments	(1.0)	—
Dividends paid	(79.3)	(67.7)
Repurchases of common shares	—	(500.0)
Proceeds from the exercise of employee stock options	0.6	130.9
Payments related to tax withholding for stock-based compensation	(73.6)	(110.0)
Net cash provided by (used in) financing activities	56.7	(462.1)
Foreign exchange impact on cash balance	9.0	(12.0)
Net increase in cash and cash equivalents	46.4	32.4
Cash and cash equivalents at the beginning of the period	125.6	111.5
Cash and cash equivalents at the end of the period	$172.0	$143.9

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 28/29,		Percent change
	2021	2020	Total	Organic
Recurring revenue:
Financial Services	$285.3	$267.3	7%	5%
Transportation	246.6	227.7	8%	8%
Resources	182.6	200.5	(9)%	(9)%
CMS	111.1	108.6	2%	2%
Total recurring fixed revenue	$825.6	$804.1	3%	2%
Financial Services - variable	172.9	146.8	18%	17%
Total recurring revenue	$998.5	$950.9	5%	4%

Non-recurring revenue:
Financial Services	$26.3	$21.9	20%	18%
Transportation	65.1	69.5	(6)%	(8)%
Resources	20.1	25.1	(20)%	(20)%
CMS	9.9	13.4	(26)%	(25)%
Total non-recurring revenue	$121.4	$129.9	(7)%	(7)%

Total revenue:
Financial Services	$484.5	$436.0	11%	10%
Transportation	311.7	297.2	5%	4%
Resources	202.7	225.6	(10)%	(10)%
CMS	121.0	122.0	(1)%	(1)%
Total revenue	$1,119.9	$1,080.8	4%	3%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 28/29,
	2021	2020
Net income attributable to IHS Markit Ltd.	$149.3	$485.0
Interest income	(0.1)	(0.4)
Interest expense	55.5	61.2
Provision for income taxes	30.3	4.3
Depreciation	56.1	51.1
Amortization related to acquired intangible assets	95.5	94.2
EBITDA (1)(6)	$386.6	$695.4
Stock-based compensation expense	65.8	82.6
Restructuring and impairment charges	1.0	4.5
Acquisition-related costs	9.2	0.7
Acquisition-related performance compensation	3.9	0.2
Gain on sale of assets	(0.1)	(372.3)
Pension mark-to-market and settlement expense	—	21.2
Share of joint venture results not attributable to Adjusted EBITDA	0.7	0.3
Adjusted EBITDA attributable to noncontrolling interest	(0.3)	(1.0)
Adjusted EBITDA (2)(6)	$466.8	$431.6

	Three months ended February 28/29,
	2021	2020
Net income attributable to IHS Markit Ltd.	$149.3	$485.0
Stock-based compensation expense	65.8	82.6
Amortization related to acquired intangible assets	95.5	94.2
Restructuring and impairment charges	1.0	4.5
Acquisition-related costs	9.2	0.7
Acquisition-related performance compensation	3.9	0.2
Gain on sale of assets	(0.1)	(372.3)
Pension mark-to-market and settlement expense	—	21.2
Income tax effect of above adjustments	(40.7)	(49.4)
Adjusted earnings attributable to noncontrolling interest	(0.1)	(0.7)
Adjusted net income (3)	$283.8	$266.0
Adjusted EPS (4)(6)	$0.71	$0.66
Weighted average shares used in computing Adjusted EPS	400.8	404.1

	Three months ended February 28/29,
	2021	2020
Net cash provided by operating activities	$244.5	$119.5
Payments for acquisition-related performance compensation	—	75.9
Capital expenditures on property and equipment	(72.6)	(78.0)
Free cash flow (5)(6)	$171.9	$117.4

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 28/29,
	2021	2020
Adjusted EBITDA by segment:
Financial Services	$232.9	$205.4
Transportation	146.7	118.0
Resources	74.2	90.2
CMS	26.1	29.4
Shared services	(13.1)	(11.4)
Total Adjusted EBITDA	$466.8	$431.6

Adjusted EBITDA margin by segment:
Financial Services	48.1%	47.1%
Transportation	47.1%	39.7%
Resources	36.6%	40.0%
CMS	21.6%	24.1%
Total Adjusted EBITDA margin	41.7%	39.9%

(1)EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.
(2)Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.
(3)Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs and performance compensation, acquisition financing fees, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).
(4)Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.
(5)Free cash flow is defined as net cash provided by operating activities plus payments for acquisition-related performance compensation minus capital expenditures.
(6)EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by securities analysts, investors, and other interested parties to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our revolving credit agreement.